Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

HNZ GROUP INC. TO BE ACQUIRED BY

PRESIDENT AND CEO DON WALL AND PHI, INC.

•	Shareholders to receive CAD$18.70 in cash per share, representing a premium of 43.3% to the October 30, 2017 closing price of the Corporation’s common and variable voting shares on the Toronto Stock Exchange, the last trading day prior to the date of this announcement

•	Don Wall, through a wholly-owned acquisition company, to acquire all of the issued and outstanding common and variable voting shares of the Corporation

•	PHI to acquire the Corporation’s offshore business conducted in New Zealand, Australia, the Philippines and Papua New Guinea

MONTREAL and LAFAYETTE, LOUISIANA, October 31, 2017 – HNZ Group Inc. (TSX: HNZ) (“HNZ” or the “Corporation”) and PHI, Inc. (The Nasdaq Select Global Market: PHII (voting) PHIIK (non-voting)) (“PHI”) announced today that, together with Don Wall, the Corporation’s President and CEO, they have entered into an arrangement agreement (the “Arrangement Agreement”) pursuant to which Don Wall, through a wholly-owned acquisition company (the “Canadian Purchaser” and together with PHI, the “Purchasers”), will acquire all of the issued and outstanding common and variable voting shares of the Corporation by way of a statutory plan of arrangement under Section 192 of the Canada Business Corporations Act (the “Arrangement”) for CAD$18.70 per share in cash (the “Consideration”). As part of the Arrangement, PHI will acquire from the Canadian Purchaser the portion of the Corporation’s offshore business conducted in New Zealand, Australia, the Philippines and Papua New Guinea (the “Offshore Operations”).

The Consideration represents a premium of 43.3% to the October 30, 2017 closing price of the Corporation’s common and variable voting shares on the Toronto Stock Exchange and a premium of 46.6% to the 20-day volume weighted average price of the Corporation’s common and variable voting shares on the Toronto Stock Exchange from October 2, 2017 to October 30, 2017. The Arrangement values the Corporation at approximately CAD$242.4 million, based on the number of outstanding shares of the Corporation as of October 30, 2017.

“We are pleased with the strategic review process that has led to this important transaction, which we believe to be in the best interests of the Corporation and its shareholders,” said Larry Pollock, Chairman of the Board of Directors of the Corporation.

“This transaction provides significant value and liquidity for our shareholders, as well as continuity and opportunity for our employees,” said Don Wall. “I look forward to continuing the operations of the Corporation in Canada, the U.S. and Antarctica where we will continue our brand as a well-known and respected industry participant, with an excellent safety record and reputation for providing performance excellence, innovative thinking and efficient customer service.”

“This acquisition is an important part of our plan to diversify our services and international footprint,” said Al A. Gonsoulin, Chairman and CEO of PHI, Inc. “It is rare to be able to acquire a segment of a company with whom you have such a strong working relationship as well as deep professional and personal regard. Together, PHI and HNZ bring a unique approach and skill to the discerning international customer. We look forward to what this will mean for our company and for those we serve.”

The Corporation’s board of directors (with Don Wall abstaining), after consultation with its financial and legal advisors, and following receipt of the unanimous recommendation by a Special Committee of the board of directors composed entirely of independent directors (the “Special Committee”), has unanimously approved the Arrangement and unanimously recommends that holders of the Corporation’s common and variable voting shares vote in favour of the Arrangement. The Arrangement has also been approved unanimously by the board of directors of PHI.

INDEPENDENT VALUATION PROCESS

The Special Committee is comprised of the following independent directors: Randall J. Findlay, Mathieu Gauvin, Carmen Richard Loberg, Larry Murphy and Larry M. Pollock. The Special Committee retained TD Securities as financial advisor and KPMG as independent valuator. In arriving at its unanimous recommendation in favour of the Arrangement, the Special Committee considered several factors, including (i) a formal valuation report by KPMG, which reflected the determination that, as at October 30, 2017, subject to the assumptions, limitations and qualifications contained therein, the fair market value of the common and variable voting shares of the Corporation was between CAD$17.02 and CAD$18.85 per share, and (ii) a fairness opinion delivered by KPMG to the effect that, as at October 30, 2017, subject to the assumptions, limitations and qualifications contained therein, the Consideration is fair, from a financial point of view, to the Corporation’s shareholders (other than Don Wall). Copies of the KPMG valuation report and fairness opinion and other relevant background information will be included in the management information circular that will be mailed to the Corporation’s shareholders in connection with the special meeting of shareholders anticipated to be held by early January 2018 to approve the Arrangement.

ADDITIONAL TRANSACTION DETAILS

Consummation of the Arrangement is subject to a number of conditions including, but not limited to, the approval of at least 66 2/3% of the votes cast by all holders of the Corporation’s common and variable voting shares. The proposed transaction will also require approval by a simple majority of votes cast by disinterested holders of the Corporation’s common and variable voting shares (excluding Don Wall for purposes of such vote). The Arrangement is also subject to court approval and the satisfaction of other customary closing conditions. As the Arrangement provides for both the acquisition of outstanding common and variable voting shares of the Corporation by the Canadian Purchaser and the subsequent acquisition of the Offshore Operations by PHI, customary closing conditions are provided for the benefit of each of the Canadian Purchaser and PHI. The Arrangement, which the parties plan to complete by the end of January 2018, is not conditional on the receipt of any regulatory approvals or financing and does not require the approval of PHI shareholders.

The Arrangement Agreement contains a non-solicitation covenant on the part of the Corporation, subject to customary “fiduciary out” provisions as well as a “right to match” provision in favour of the Purchasers. A termination fee of CAD$6,500,000 would be payable to PHI and an expense reimbursement fee of up to CAD$1,000,000 would be payable to the Canadian Purchaser in certain circumstances, including in the context of a superior proposal supported by the Corporation.

Holders of approximately 19.24% of the Corporation’s outstanding common and variable voting shares, including Sentry Investments Inc. and all of HNZ’s directors and executive officers that hold shares, but excluding Don Wall, have signed voting support agreements pursuant to which they have agreed, among other things, to vote their shares in favour of the Arrangement subject to the terms and conditions of such voting support agreements. Including Don Wall, holders of approximately 23.26% of the Corporation’s outstanding common and variable voting shares have agreed to vote their shares in favour of the Arrangement.

Further details regarding the Arrangement will be contained in the management information circular to be mailed to the Corporation’s shareholders in connection with the Arrangement. The management information circular as well as the Arrangement Agreement will be made available under the Corporation’s profile at www.sedar.com.

ADVISORS

TD Securities Inc. acts as financial advisor and Fasken Martineau DuMoulin LLP serves as legal counsel to the Special Committee. McCarthy Tétrault LLP serves as legal counsel to the Corporation. Chaffe & Associates, Inc. serves as financial advisor to PHI and Blake, Cassels & Graydon LLP and Jones Walker, LLP serve as legal counsel to PHI. Mission Capital Group Inc. serves as financial advisor to Don Wall and Burnet, Duckworth & Palmer LLP serves as legal counsel to Don Wall and the Canadian Purchaser.

ABOUT HNZ GROUP INC.

HNZ Group Inc. is an international provider of helicopter transportation and related support services with operations in Canada, Australia, New Zealand, Antarctica, the United States and Southeast Asia. The Corporation operates in excess of 115 helicopters to support offshore and onshore charter activities under a number of different brands. Offshore operations are provided under the HNZ brand, while onshore charter operations are under the Canadian Helicopters brand in Canada, Acasta in Northern Canada and the HNZ brand in Asia-Pacific and Antarctica. Clients consist of multinational companies and government agencies including offshore and onshore oil and gas, mineral exploration, military support, hydro and utilities, forest management, construction, air ambulance and search and rescue. In addition to charter services, it provides ancillary services which include third-party repair and maintenance services and advanced flight training by the internationally recognized HNZ Topflight training center in Penticton, British Columbia. The Corporation is headquartered near Montreal, Canada and employs approximately 600 personnel from 36 locations around the world. Revenue from offshore and ancillary operations is mostly earned evenly throughout the year while onshore operations follow a seasonal pattern with the highest revenue occurring from May to October.

ABOUT PHI, INC.

PHI, Inc. is one of the world’s leading helicopter services companies, operating over 230 aircraft in over 85 locations around the world. Known industry wide for the relentless pursuit of safe, reliable helicopter transportation, PHI offers services to the offshore Oil and Gas, Air Medical applications, and Technical Services applications around the world. The staff of pilots and maintenance technicians gives the company a great depth in all areas of operation and is composed of highly skilled, dedicated, hardworking and loyal employees. In addition to operations in the United States, the company has operated in 43 foreign countries and continues to operate for customers across the globe. PHI’s Headquarters are in Lafayette, Louisiana USA and PHI employs approximately 2,300 personnel globally.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking information” within the meaning of applicable Canadian securities legislation. Forward-looking information is identified by the use of terms and phrases such as “may”, “would”, “should”, “could”, “expect”, “intend”, “estimate”, “outlook”, “target”, “goal”, “guidance”, “anticipate”, “plan”, “foresee”, “believe”, or “continue”, the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking information contains these terms and phrases. Such forward-looking information includes, but is not limited to, statements relating to the anticipated benefits of the proposed transaction and of the completion of the proposed transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: the failure of the parties to obtain the necessary shareholder and court approvals or to otherwise satisfy the conditions to the completion of the Arrangement; failure of the parties to obtain such approvals or satisfy such conditions in a timely manner; failure to realize the expected benefits of the transaction; changes in general economic, market, industry and competitive conditions; a materially adverse change in financial condition; and other risks detailed in the Corporation’s filings with the Canadian Securities Administrators, including the “Risk Factors” section of the Corporation’s Annual Information Form for the fiscal year ended December 31, 2016. Failure to obtain the necessary shareholder and court approvals, or the failure of the parties to otherwise satisfy the conditions to the completion of the Arrangement or to complete the transactions contemplated by the Arrangement Agreement, may result in the Arrangement not being completed on the proposed terms, or at all. In addition, if the Arrangement is not completed, and the Corporation continues as a publicly-traded entity, there are risks that the announcement of the Arrangement and the proposed transactions contemplated by the Arrangement Agreement and the dedication of substantial resources of the Corporation to the completion of the Arrangement could have an impact on its business and strategic relationships (including with future and prospective employees, customers, suppliers and partners), operating results and activities in general, and could have a material adverse effect on its current and future operations, financial condition and prospects. Furthermore, the failure of the Corporation to comply with the terms of the Arrangement Agreement may, in certain circumstances, result in it being required to pay a termination fee to PHI, the result of which could have a material adverse effect on its financial position and results of operations and its ability to fund growth prospects and current operations.

All forward-looking statements attributable to the Corporation, PHI or any persons acting on their behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this document are made as of the date hereof and neither the Corporation nor PHI undertakes any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by applicable law.

CONTACTS

HNZ Group Inc.

Matt Wright, CFA, MBA

Vice President and Chief Financial Officer

780-429-6903

PHI, Inc.

Trudy McConnaughhay

Chief Financial Officer and Secretary

337-272-4452